Exhibit 1

Joint Acquisition Statement

Pursuant to Section 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on this Amendment 1 to Schedule 13D is filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  March 19, 2010

KINDERHOOK PARTNERS, L.P.*

By:	/s/ Stephen J. Clearman
Name: Stephen J. Clearman
Title: Managing Member

KINDERHOOK GP, LLC*

By:	/s/ Stephen J. Clearman
Name: Stephen J. Clearman
Title: Managing Member

/s/ Tushar Shah*
Name: Tushar Shah

/s/ Stephen J. Clearman*
Name: Stephen J. Clearman

*The Reporting Persons disclaim beneficial ownership in the shares reported herein except to the extent of their pecuniary interest therein.